UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2025

HANESBRANDS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Cherry Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 13, 2025, HanesBrands Inc., a Maryland corporation (the “Company” or “HanesBrands”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gildan Activewear Inc., a corporation incorporated under the Business Corporations Act (Canada) (“Parent” or “Gildan”), Galaxy Merger Sub 2, Inc., a Maryland corporation and direct wholly owned subsidiary of Parent (“Second Parent Merger Sub”), Galaxy Merger Sub 1, Inc., a Maryland corporation and direct wholly owned subsidiary of Second Parent Merger Sub (“First Parent Merger Sub”), Helios Holdco, Inc., a Maryland corporation and direct wholly owned subsidiary of the Company (“Company Holdco”), and Helios Merger Sub, Inc., a Maryland corporation and direct wholly owned subsidiary of Company Holdco (“Company Merger Sub”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

The Transactions

The Merger Agreement provides for, among other things, the indirect acquisition of the Company by Parent through multiple steps. First, Company Merger Sub will merge with and into the Company (the “Company Merger”), with the Company surviving the Company Merger as a direct wholly owned subsidiary of Company Holdco. Second, immediately following the Company Merger, the Company will be converted into a Maryland limited liability company (the “LLC Conversion”). Third, immediately following the LLC Conversion, First Parent Merger Sub will merge with and into Company Holdco (the “First Parent Merger”), with Company Holdco surviving the First Parent Merger as a direct wholly owned subsidiary of Second Parent Merger Sub. Fourth, immediately following the First Parent Merger, Company Holdco will merge with and into Second Parent Merger Sub (the “Second Parent Merger” and, together with the Company Merger, the LLC Conversion and the First Parent Merger, the “Transactions”), with Second Parent Merger Sub surviving the Second Parent Merger as a direct wholly owned subsidiary of Parent.

Treatment of Company Common Stock and Company Equity Awards

The Merger Agreement provides that, at the effective time of the Company Merger (the “Company Merger Effective Time”), (a) each share of Company common stock outstanding immediately prior to the Company Merger Effective Time will be converted into one share of Company Holdco common stock, with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of Company Holdco, and (b) each Company Equity Award (as defined below) will be converted into an equity award covering that number of shares of Company Holdco common stock equal to the number of shares of Company common stock subject to such Company Equity Award, with the same terms and conditions as the awards so converted.

The Merger Agreement further provides that, at the effective time of the First Parent Merger (the “First Parent Merger Effective Time”), each share of Company Holdco common stock outstanding immediately prior to First Parent Merger Effective Time (other than shares held by Company Holdco, Parent or any of their respective subsidiaries, to be cancelled for no consideration in accordance with the Merger Agreement), will be converted into the right to receive: (a) 0.102 Parent common shares (the “Share Consideration”); and (b) $0.80 in cash, without interest (the “Cash Consideration” and, together with the Share Consideration, the “Merger Consideration”), subject to applicable tax withholding.

Pursuant to the Merger Agreement, at the First Parent Merger Effective Time:

(a)

each outstanding option to purchase shares of Company common stock granted under the Company’s 2020 Omnibus Incentive Plan (as amended, the “Company Equity Plan”) or as part of an inducement grant (each, a “Company Option”), will be converted into an option to purchase a number of Parent common shares (each, a “Parent Option”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Company common stock subject to such Company Option multiplied by (ii) the Equity Award Exchange Ratio (as defined below). The exercise price per share with respect to each Parent Option will be equal to the quotient (rounded up to the nearest whole cent) of (A) the exercise price per share of Company common stock with respect to the related Company Option divided by (B) the Equity Award Exchange Ratio. Each Parent Option will otherwise continue to be governed by the same terms and conditions as were applicable to the corresponding Company Option immediately prior to the First Parent Merger Effective Time;

(b)

each outstanding Company restricted stock unit granted under the Company Equity Plan (a “Company RSU”) will be converted into a Parent restricted stock unit (a “Parent RSU”) denominated in a number of Parent common shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Company common stock subject to such Company RSU multiplied by (ii) the Equity Award Exchange Ratio; and

(c)

each outstanding Company performance stock unit granted under the Company Equity Plan (a “Company PSU”) will be converted into a Parent RSU denominated in a number of Parent common shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Company common stock subject to such Company PSU based on the target level of performance multiplied by (ii) the Equity Award Exchange Ratio.

“Equity Award Exchange Ratio” means the sum of (a) 0.102 and (b) the quotient, rounded to two decimal places, obtained by dividing (i) $0.80 by (ii) the average of the volume weighted averages of the trading prices of Parent common shares on the New York Stock Exchange (“NYSE”) on each of the 20 consecutive trading days ending on (and including) the trading day that is two trading days prior to the date on which the closing of the Transactions occurs.

Settlement of any Parent RSU corresponding to a Company RSU or Company PSU will be made in Parent common shares purchased by Parent on the secondary market. Each Parent RSU will otherwise continue to be governed by the same terms and conditions as were applicable to the corresponding Company RSU or Company PSU immediately prior to the First Parent Merger Effective Time; provided that, in the case of any Company PSU, the performance-based vesting conditions shall no longer apply.

Notwithstanding the treatment of the Company Options, the Company RSUs and the Company PSUs (collectively, the “Company Equity Awards”) and the Company common stock pursuant to the Merger Agreement described above, the Merger Agreement provides that if the number of Parent common shares to be issued or issuable by Parent in connection with the Transactions (including the shares issuable as Share Consideration, under any Parent Options and otherwise included in the number of shares issuable for purposes of the Toronto Stock Exchange’s security holder approval requirement, collectively, the “Fully Diluted Issued Shares”) would result in the Fully Diluted Issued Shares being in excess of 24.99% of the number of Parent common shares outstanding as of the date of the Merger Agreement, the amount of the Cash Consideration and the Share Consideration will be proportionately adjusted such that the Fully Diluted Issued Shares represent 24.99% of the number of Parent common shares outstanding as of the date of the Merger Agreement.

If the Transactions are consummated, the Company common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended, as promptly as practicable after the First Parent Merger Effective Time.

Conditions to the Transactions

Each of the Company’s and Parent’s obligations to consummate the Transactions is subject to a number of conditions, including, among others: (a) the approval of the Transactions by the Company’s stockholders (the “Company Stockholder Approval”); (b) the effectiveness of a registration statement on Form F-4 registering the Parent common shares issuable in the First Parent Merger; (c) approval for listing of such Parent common shares to be issued or issuable under the Merger Agreement on the NYSE and the Toronto Stock Exchange; (d) expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (e) absence of any law or order prohibiting consummation of the Transactions; (f) the absence of any material adverse effect with respect to the other party; and (g) other customary conditions relating to the accuracy of representations and warranties and performance of covenants. Additionally, Parent’s obligation to consummate the Transactions is subject to the receipt of certain other regulatory approvals.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties made by the parties, and also contains customary covenants and agreements, including, among others, (a) agreements by each of the Company and Parent to use commercially reasonable efforts to conduct its respective business in the ordinary course in a manner consistent with past practice during the period between the execution of the Merger Agreement and the First Parent Merger Effective Time (such period, the “Interim Period”), (b) agreements by the Company not to engage in certain kinds of transactions or other activities during the Interim Period and (c) agreements by the Company to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, as well as agreements by each of the parties to use their reasonable best efforts to obtain all required regulatory approvals.

The Company is subject to customary “no shop” restrictions on its ability to solicit, initiate or knowingly encourage or facilitate alternative acquisition proposals. However, the Merger Agreement provides a customary exception that allows the Company, under certain circumstances and in compliance with specified procedures, to provide information to and engage in discussions or negotiations with a third party that has made a bona fide written acquisition proposal that the Company’s Board of Directors (the “Company Board”) determines in good faith (after consultation with its outside legal and financial advisors) constitutes or would reasonably be expected to lead to a “Company Superior Proposal.” Before providing any non-public information or engaging in discussions or negotiations with such a third party, the Company must provide prior written notice to Parent and comply with other requirements set forth in the Merger Agreement, including entering into an appropriate confidentiality agreement and providing Parent with an opportunity to match any superior proposal.

Termination and Company Termination Fee

The Merger Agreement may be terminated and abandoned before the First Parent Merger Effective Time by mutual written consent of both the Company and Parent. In addition, and subject to certain limitations, either party may terminate the Merger Agreement if (a) the First Parent Merger Effective Time has not occurred on or before 5:00 p.m., New York City time on May 13, 2026 (the “End Date”), (b) any governmental entity issues or enters an injunction or similar order permanently enjoining or prohibiting consummation of the Transactions and the injunction or order becomes final and non-appealable or (c) the Company Stockholder Approval is not obtained.

The Company may terminate the Merger Agreement (a) at any time prior to the receipt of Company Stockholder Approval in order to enter into a definitive agreement with respect to a Company Superior Proposal or (b) if Parent, First Parent Merger Sub or Second Parent Merger Sub breach or fail to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the Merger Agreement and the breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, subject to the right of the breaching party to cure the breach.

Parent may terminate the Merger Agreement (a) if the Company, Company Merger Sub or Company Holdco breach or fail to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the Merger Agreement and the breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, subject to the right of the breaching party to cure the breach, or (b) if, prior to receipt of Company Stockholder Approval, the Company Board effects a Company Change of Recommendation (as defined in the Merger Agreement).

Under the Merger Agreement, the Company will be required to pay to Parent a termination fee of $67.5 million if the Merger Agreement is terminated in certain circumstances, including because the Company Board has effected a Company Change of Recommendation or the Company has terminated the Merger Agreement in order to enter into an agreement providing for a Company Superior Proposal.

Financing

Parent has obtained a commitment letter for bridge and term loan facilities that, together with cash on hand and other sources available to Parent, will be used to finance the amounts payable by Parent at the closing of the Transactions and to pay related fees and expenses (the “Financing”), subject to certain terms and conditions set forth in the debt commitment letter and debt fee letters. The bridge commitment is expected to be replaced with permanent financing at or prior to closing to the Transactions. The consummation of the Transactions is not conditioned on the Financing or availability of any funds or other financing to Parent.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement and the foregoing description of its terms have been included in this filing to provide investors and security holders with information regarding its terms. Factual disclosures about the Company or the Parent contained in the respective public filings the Company or the Parent makes with the U.S. Securities and Exchange Commission (“SEC”), and, in the case of the Parent, with the applicable Canadian securities regulatory authorities, may supplement, update or modify the factual disclosures about the Company or Parent contained in the Merger Agreement. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed among those parties, including being qualified by confidential disclosures among the parties. The covenants contained in the Merger Agreement may also be qualified by confidential disclosures among the parties. The representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Transactions if the representations and warranties of the other parties prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Transactions, the Company, Parent, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the definitive proxy statement/prospectus to be filed in connection with the Transactions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2025, the Company and Stephen B. Bratspies, the Company’s Chief Executive Officer, entered into a letter agreement to memorialize the terms on which Mr. Bratspies will serve the Company prior to and following the consummation of the Transactions (the “Bratspies Letter Agreement”).

Under the Bratspies Letter Agreement, Mr. Bratspies will continue to serve as the Company’s Chief Executive Officer through the closing of the Transactions and for a period of up to three months thereafter (the “Bratspies Transition Period”), during which time Mr. Bratspies will provide strategic advice and assist in the orderly integration of the Company and Parent. Under the Bratspies Letter Agreement, Mr. Bratspies’ base salary and cash incentive opportunity will remain unchanged, but he will be ineligible to receive annual cash incentives and long-term incentive equity awards in 2026.

At the end of the Bratspies Transition Period, Mr. Bratspies is expected to terminate employment with the Company, and pursuant to the Bratspies Letter Agreement, such termination will be treated as an involuntary termination without cause under his pre-existing Severance/Change In Control Agreement with the Company and for purposes of his Company Equity Awards. Accordingly, upon his termination of employment, Mr. Bratspies is expected to receive the severance benefits payable upon a qualifying termination of employment that occurs within two years after a change in control (under the previously-disclosed terms of his Severance/Change In Control Agreement), as well as full vesting of his outstanding equity awards as of the date of his termination of employment. In the event Mr. Bratspies’ employment terminates for any reason before the closing of the Transactions, or if the Transactions are ultimately not consummated, the Bratspies Letter Agreement will be null and void.

The foregoing description of the Bratspies Letter Agreement is only a summary and is qualified in its entirety by the full text of the Bratspies Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On August 13, 2025, the Company released certain written communications in connection with the announcement of the Merger Agreement and the Transactions, which communications are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7, respectively.

Forward-Looking Statements and Information

Certain statements included in this communication constitute “forward-looking statements” and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities legislation and regulations (collectively, “FLI”). Any statements contained in this communication that are not statements of historical fact, including any statements about Gildan’s, HanesBrands’ or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute FLI. FLI generally can be identified by the use of conditional or forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “project,” “assume,” “anticipate,” “plan,” “foresee,” “believe,” “pro forma,” “outlook,” or “continue,” or the negatives of these terms or variations of them or similar terminology. FLI is included in this communication to provide Gildan and HanesBrands shareholders and potential investors with information about Gildan and HanesBrands, including each company’s management’s respective assessment of Gildan’s and HanesBrands’ future plans and operations, which FLI may not be appropriate for other purposes and are subject to important risks, uncertainties, and assumptions. FLI includes, among others, statements regarding the expected closing of the transaction and the timing thereof; the anticipated benefits of the transaction including the expected run-rate synergies; and the timing to realize such synergies competitive position, market penetration, consumer reach, product offering, innovation and go-to-market capabilities of the combined business; operational plans for the combined business; Gildan’s outlook reflecting the impact and assuming completion of the proposed transaction, including in respect of net sales, capital expenditures, adjusted diluted earnings per share and net debt leverage ratio for such period; Gildan’s financial position (including its net debt leverage ratio) following closing of the acquisition; Gildan’s expectations in respect of its credit ratings, including that it expects to obtain investment grade ratings in connection with the transaction; the efficiencies to be achieved as a result of the transaction; future return of capital to shareholders, including as it relates to dividends and share buybacks; the expected sources of financing of the transaction and the consummation of the financing contemplated by the debt commitment letter and any permanent financing to replace all or a portion thereof; the refinancing of HanesBrands’ existing debt; and the planned post-closing strategic alternatives review by Gildan in respect of the HanesBrands Australia business. Any combined and pro forma financial information included in this communication does not necessarily reflect what the actual financial and operational results would have been had Gildan and HanesBrands operated as a combined company for the periods presented, and such information does not purport to project the combined company’s financial results or results of operations for any future period.

FLI is subject to known and unknown risks and uncertainties and should not be relied upon as a guarantee of future results. Risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by FLI, include, but are not limited to: (i) the timing and completion of the transaction, including the timely receipt of any necessary regulatory, shareholder and stock exchange approvals to satisfy the closing conditions of the transaction; (ii) the realization of anticipated benefits and synergies of the transaction and the timing and quantum thereof; (iii) the success of integration plans and the time required to successfully integrate the combined business; (iv) the diversion of management’s time and attention from ongoing business operations and opportunities due to the transaction and other potential disruptions arising from the transaction; (v) potential undisclosed liabilities not identified during the due diligence process; (vi) accuracy of the combined and pro forma financial information of the combined business; (vii) the ability of Gildan to obtain the financing contemplated by the debt commitment letter or permanent financing to replace all or a portion of such financing; (viii) actual or threatened legal proceedings that may be instituted against the parties, including with respect to the transaction; and (ix) the inability to retain key personnel, management or customers, or potential diminished productivity due to the impact of the proposed transaction on the parties’ current and prospective employees, key management, customers and other business partners. For additional information on the risks, uncertainties and other factors that could affect Gildan’s, HanesBrands’ or the combined company’s actual results, see the factors discussed in public filings made by Gildan and HanesBrands with the U.S. Securities and Exchange Commission (“SEC”) and, in the case of Gildan, with the applicable Canadian securities regulatory authorities, including Gildan’s 2024 Annual Report on Form 40-F, HanesBrands’ Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and the proxy statement/prospectus to be filed with the SEC in connection with the transaction. You are cautioned not to place undue reliance on any FLI included in this communication, which speak only as of the date hereof. Gildan, HanesBrands and the combined company do not undertake any obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information about the Transaction and Where to Find It

Gildan will file with the SEC a registration statement on Form F-4, which will include a proxy statement of HanesBrands that also constitutes a prospectus of Gildan. Each of Gildan and HanesBrands may also file other relevant documents with the SEC in connection with the transaction. The definitive proxy statement/prospectus will be sent to the shareholders of HanesBrands. INVESTORS AND SHAREHOLDERS OF HANESBRANDS AND GILDAN ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AS APPLICABLE, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HANESBRANDS, GILDAN, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by Gildan and HanesBrands with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the registration statement, proxy statement/prospectus and other documents which will be filed with the SEC by Gildan online at gildancorp.com/investors, upon written request delivered to Gildan at 600 de Maisonneuve Boulevard West, 33rd Floor, Montréal, Québec, H3A 3J2, Attention: Secretary, or by calling Gildan at 1-514-735-2023, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by HanesBrands online at ir.hanesbrands.com or upon written request to HanesBrands in care of the Corporate Secretary, at HanesBrands Inc., 101 N. Cherry Street, Winston-Salem, North Carolina 27101.

Participants in the Solicitation of Proxies

Under SEC rules, Gildan, HanesBrands and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information about Gildan’s directors and executive officers may be found in its 2024 Management Information Circular, dated March 18, 2025, as well as its 2024 Annual Information Form, dated February 19, 2025, available on its website at gildancorp.com/investors, on the SEDAR+ website and at www.sedarplus.com and on the EDGAR section of the SEC website (which includes the 2024 Annual Report on Form 40-F) at www.sec.gov. Information regarding HanesBrands’ directors and executive officers is available in HanesBrands’ proxy statement filed with the SEC on March 17, 2025 in connection with its 2025 annual meeting of stockholders, under the sections titled “Proposal 1 – Election of Directors,” “Compensation Discussion and Analysis – Executive Compensation,” “Corporate Governance – Director Compensation” and “Ownership of Our Stock – Share Ownership of Major Stockholders, Management and Directors.” To the extent the security holdings of HanesBrands’ directors and executive officers have changed since the amounts described in HanesBrands’ 2025 proxy statement, such changes have been reflected in Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 13, 2025, by and among Gildan Activewear Inc., Galaxy Merger Sub 2, Inc., Galaxy Merger Sub 1, Inc., Hanesbrands Inc., Helios Holdco, Inc. and Helios Merger Sub, Inc.*

10.1	Letter Agreement between Stephen B. Bratspies and HanesBrands Inc., dated August 13, 2025

99.1	CEO Letter to All Associates

99.2	CEO Letter to HanesBrands Australia Associates

99.3	Associate FAQ

99.4	Customer Letter

99.5	Supplier Letter

99.6	Investor Presentation

99.7	Social Media Post

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Dated: August 13, 2025	By:	/s/ M. Scott Lewis
		Name:	M. Scott Lewis
		Title:	Chief Financial Officer and Chief Accounting Officer